EXHIBIT NUMBER 21

                              LIST OF SUBSIDIARIES



                                                                      EXHIBIT 21


NAME OF SUBSIDIARY                                   JURISDICTION OF
                                                      INCORPORATION

Biotec International S.r.L.                          Italy
Cardiotron Medizintechnik G.m.b.H.                   Federal Republic of
                                                      Germany
Electromedics France S.a.r.l.                        France
Electromedics FSC, Inc.                              Barbados
Electromedics Medizintechnik G.m.b.H.                Germany
India Biomedical Investment Limited                  Minnesota
Interamerica Medtronic, Inc.                         Illinois
International Finance C.V. (INFIN)                   Netherlands
International Medical Corporation                    Colorado
   Interbank Leasing                                 Colorado
International Medical Education Corp.                Colorado
Med Rel, Inc.                                        Minnesota
Medtronic (Africa)(Proprietary) Limited              South Africa
Medtronic Andover Medical, Inc.                      Delaware
Medtronic Asia, Ltd.                                 Minnesota
Medtronic Asset Management, Inc.                     Minnesota
   Medtronic Treasury International, Inc.            Minnesota
   Medtronic Treasury Management, Inc.               Minnesota
Medtronic Australasia Pty. Limited                   New South Wales
Medtronic Belgium S.A.                               Belgium
Medtronic Bio-Medicus, Inc.                          Minnesota
   Medtronic HemoTec, Inc.                           Colorado
   Hemadyne Corporation                              Minnesota
Medtronic do Brasil Ltda.                            Brazil
Medtronic B.V.                                       The Netherlands
   Bakken Research Center, B.V.                      The Netherlands
Medtronic of Canada, Ltd.                            Canada
Medtronic Carbon Implants, Inc.                      Delaware
Medtronic CardioRhythm                               California
Medtronic China, Ltd.                                Minnesota
Medtronic Dominicana C. por A.                       Dominican Republic
Medtronic Electromedics, Inc.                        Minnesota
Medtronic Europe, N.V.                               Belgium
Medtronic Export, Inc.                               Delaware
Medtronic FSC B.V.                                   The Netherlands
Medtronic France S.A.                                France
Medtronic G.B., Inc.                                 Minnesota
Medtronic Ges.m.b.H.                                 Austria
Medtronic G.m.b.H.                                   Federal Republic of
                                                      Germany
Medtronic Heart Valves, Inc.                         Minnesota
Medtronic Iberica, S.A.                              Spain
Medtronic International, Ltd.                        Delaware
Medtronic Interventional Vascular, Inc.              Delaware
Medtronic Interventional Vascular, Inc.              Massachusetts
Medtronic Italia S.p.A.                              Italy
Medtronic Japan Co., Ltd.                            Japan
Medtronic Korea Co., Ltd.                            Korea
Medtronic Latin America, Inc.                        Minnesota
Medtronic Limited                                    United Kingdom
   QRS Limited                                       United Kingdom
Medtronic Mediterranean SAL                          Lebanon
Medtronic Milaca, Inc.                               Minnesota
Medtronic Overseas, Inc.                             Delaware
Medtronic Puerto Rico, Inc.                          Minnesota
Medtronic S.A.I.C.                                   Argentina
Medtronic S. de R.L. de C.V.                         Mexico
Medtronic (Schweiz) AG                               Switzerland
Medtronic (S) Pte Ltd.                               Singapore
Medtronic de Venezuela S.A.                          Venezuela
   Telecardiocontrol, C.A.                           Venezuela
Medtronic World Trade Corporation                    Minnesota
OSMED, Inc.                                          Michigan
   Euromed, S.N.C.                                   France
Vitatron Japan Co., Ltd.                             Japan
Vitatron N.V.                                        The Netherlands
   Vitafin, N.V.                                     Curacao
   Vitatron Beheersmaatschappij, B.V.                The Netherlands
   Vitatron Belgium N.V.                             Belgium
   Vitatron G.m.b.H.                                 Federal Republic of
                                                      Germany
   Vitatron Medical B.V.                             The Netherlands
   Vitatron Medical Espana S.A.                      Spain
   Vitatron Nederland B.V.                           The Netherlands
   Vitatron S.A.R.L.                                 France
   Vitatron Scientific B.V.                          The Netherlands
   Vitatron U.K. Limited                             United Kingdom
Vitatron Incorporated                                Delaware